Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2018 EARNINGS

•	First quarter earnings per common share (diluted) increased 8.1% to $1.07 compared with the first quarter 2017
•	First quarter net income increased 8.5% to $74.361 million compared with the first quarter 2017
•	Nonperforming assets remain low at 0.17% of first quarter average interest-earning assets
•	Return (annualized) on first quarter average assets of 1.32%
•	Returns (annualized) on first quarter average common equity of 7.69% and average tangible common equity of 15.43%(1)
•	Noninterest-bearing deposits increased 6.0% (annualized) in the first quarter 2018

HOUSTON, April 25, 2018. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2018 of $74.361 million or $1.07 per diluted common share. Additionally, nonperforming assets remain low at 0.17% of first quarter average interest-earning assets.

“The Texas and Oklahoma economies continue to grow helped by the diversity of business, low or no state income tax, a business friendly climate and a strong tailwind from an improving energy industry.  The Dallas Federal Reserve Bank is projecting 3.4% job growth for Texas in 2018, or 418,000 new jobs.  Houston is making a comeback with 4.7% annualized job growth through February 2018, an expected 160,000 new jobs. Oklahoma’s unemployment rate in February 2018 was 4.1% and remains unchanged since September 2017.  Employment growth has added jobs across most industries,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“We were excited to see earnings per share for the first quarter of 2018 increase 8.1% compared with the first quarter of 2017, first quarter net income increase 10.7% to $74.361 million compared with the fourth quarter of 2017 of $67.138 million and a return on tangible capital of 15.43%.  Despite the increase, earnings should have been better.  Net charge-offs for the quarter of $9.441 million were an anomaly.  Approximately two-thirds of this amount were previously identified problem credits inherited from our last acquisition in Oklahoma.  The charge-offs related to these credits represented a loss of seven cents per share. While disappointing, with respect to the largest charge-off, rather than continue to carry the problem asset for an unpredictable future period, we elected to accept a discounted offer and reduce our nonperforming assets,” continued Zalman.

“Loans at March 31, 2018 were $10.011 billion, an increase of $272.163 million or 2.8%, compared with $9.739 billion at March 31, 2017, and essentially flat compared with the fourth quarter of 2017.  We experienced a number of large pay downs in the quarter that impacted our overall growth.  However, the good news is that loan production was strong and given the expected funding of these new loans, we believe that we will achieve the 2018 organic loan growth guidance we gave earlier this year,” added Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We remain excited about 2018.  Although we have had large loan pay downs due to our customers selling their projects, converting completed projects to long term financing or using cash reserves to pay down debt because of more economic certainty, we believe that this increased certainty should result in businesses and individuals taking calculated risks and needing loan funding to do so,” stated Zalman.

“I would like to thank all of our customers, associates, directors and shareholders for helping make such a successful Bank.  Prosperity Bank was rated by Forbes as one of the Best Banks In America again for 2018.  Prosperity is the only Texas-based bank in the Top 10, and we have been in the Top 10 and the highest rated Texas-based bank for five consecutive years,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2018

Net income was $74.361 million(2) for the three months ended March 31, 2018 compared with $68.565 million(3) for the same period in 2017, an increase of $5.796 million or 8.5%. Net income per diluted common share was $1.07 for the three months ended March 31, 2018 compared with $0.99 for the same period in 2017, an increase of 8.1%. Net income and earnings per diluted common share for the three months ended March 31, 2018 reflect the reduction in corporate tax rate from 35% to 21% as a result of the Tax Cuts and Jobs Act of 2017. Additionally, net income and earnings per diluted common share were impacted by higher than normal net charge-offs of $9.441 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2018 were 1.32%, 7.69% and 15.43%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions and taxes) was 44.19%(1) for the three months ended March 31, 2018.

Net interest income before provision for credit losses for the three months ended March 31, 2018 was $153.223 million compared with $152.435 million during the same period in 2017, an increase of $788 thousand or 0.5%. This change was primarily due to an increase in income on loans, partially offset by an increase in the average rate on interest bearing deposits and a decrease in loan discount accretion. Linked quarter net interest income before provision for credit losses decreased $2.827 million or 1.8% to $153.223 million compared with $156.050 million during the three months ended December 31, 2017. This decrease was primarily due to an increase in the average rate on interest bearing deposits and a decrease in loan discount accretion.

The net interest margin on a tax equivalent basis was 3.16% for the three months ended March 31, 2018 compared with 3.20% for the same period in 2017 and for the three months ended December 31, 2017. The change during both periods was primarily due to a decrease in loan discount accretion.

Noninterest income was $27.938 million for the three months ended March 31, 2018 compared with $30.824 million for the same period in 2017, a decrease of $2.886 million or 9.4%. This change was primarily due to the net gain on sale of assets during the first quarter of 2017. On a linked quarter basis, noninterest income decreased $1.282 million or 4.4% primarily due to decreases in NSF fees and credit/debit card income.

Noninterest expense was $80.054 million for the three months ended March 31, 2018 compared with $78.062 million for the same period in 2017, an increase of $1.992 million or 2.6%. This change was primarily due to an increase in salaries and benefits. On a linked quarter basis, noninterest expense decreased $1.034 million or 1.3% compared with the three months ended December 31, 2017. This change primarily resulted from a write-down of other real estate of $3.380 million during the fourth quarter of 2017, partially offset by an increase in salaries and benefits.

Balance Sheet Information

At March 31, 2018, Prosperity had $22.472 billion in total assets compared with $22.477 billion at March 31, 2017.

Loans at March 31, 2018 were $10.011 billion, an increase of $272.163 million or 2.8%, compared with $9.739 billion at March 31, 2017. Linked quarter loans decreased $9.357 million or 0.1% from $10.021 billion at December 31, 2017.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2018, oil and gas loans totaled $375.405 million or 3.7% of total loans, of which $168.883 million were to production companies and $206.522 million were to service companies. This compares with total oil and gas loans of $267.445 million or 2.8% of total loans at March 31, 2017, of which $108.267 million were to production companies and $159.178 million were to service companies. At December 31, 2017, oil and gas loans totaled $300.546 million or 3.0% of total loans, of which $112.246 million were production loans and $188.300 million were service loans.

__________________

(2)	Includes purchase accounting adjustments of $1.536 million, net of tax, primarily comprised of loan discount accretion of $2.326 million for the three months ended March 31, 2018.
(3)	Includes purchase accounting adjustments of $2.675 million, net of tax, primarily comprised of loan discount accretion of $4.753 million for the three months ended March 31, 2017.

Deposits at March 31, 2018 were $17.333 billion, an increase of $297.307 million or 1.7%, compared with $17.036 billion at March 31, 2017. Linked quarter deposits decreased $488.581 million or 2.7% from $17.821 billion at December 31, 2017. This change was primarily due to seasonality.

Asset Quality

Nonperforming assets totaled $33.217 million or 0.17% of quarterly average interest-earning assets at March 31, 2018, compared with $41.199 million or 0.21% of quarterly average interest-earning assets at March 31, 2017, and $37.455 million or 0.19% of quarterly average interest-earning assets at December 31, 2017.

The allowance for credit losses was $83.600 million or 0.84% of total loans at March 31, 2018, $84.095 million or 0.86% of total loans at March 31, 2017 and $84.041 million or 0.84% of total loans at December 31, 2017.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.90%(1) of remaining loans as of March 31, 2018, compared with 0.96%(1) at March 31, 2017 and 0.91%(1) at December 31, 2017.

The provision for credit losses was $9.000 million for the three months ended March 31, 2018 compared with $2.675 million for the three months ended March 31, 2017 and $2.000 million for the three months ended December 31, 2017.

Net charge-offs were $9.441 million for the three months ended March 31, 2018 compared with $3.906 million for the three months ended March 31, 2017 and $4.771 million for the three months ended December 31, 2017. Net charge-offs for the first quarter of 2018 were primarily comprised of three commercial and industrial loans, two of which were energy related.

Dividend

Prosperity Bancshares, Inc. declared a second quarter cash dividend of $0.36 per share to be paid on July 2, 2018 to all shareholders of record as of June 15, 2018.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 25, 2018 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss Prosperity’s first quarter 2018 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 3655171.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2018, Prosperity Bancshares, Inc. ® is a $22.472 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney

Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of March 31, 2018, Prosperity operated 242 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Keller	Westheimer	Taft
Bryan	Roanoke	West University	Yoakum
Bryan-29th Street	Stockyards	Woodcreek	Yorktown
Bryan-East
Bryan-North	Other Dallas/Fort Worth Area	Katy -	West Texas Area -
Caldwell	Locations -	Cinco Ranch	Abilene -
College Station	Arlington	Katy-Spring Green	Antilley Road
Crescent Point	Azle		Barrow Street
Hearne	Ennis	The Woodlands -	Cypress Street
Huntsville	Gainesville	The Woodlands-College Park	Judge Ely
Madisonville	Glen Rose	The Woodlands-I-45	Mockingbird
Navasota	Granbury	The Woodlands-Research Forest
New Waverly	Mesquite		Lubbock -
Rock Prairie	Muenster	Other Houston Area	4th Street
Southwest Parkway	Sanger	Locations -	66th Street
Tower Point	Waxahachie	Angleton	82nd Street
Wellborn Road	Weatherford	Bay City	86th Street
		Beaumont	98th Street
Central Texas Area -	East Texas Area -	Cleveland	Avenue Q
Austin -	Athens	East Bernard	North University
Allandale	Blooming Grove	El Campo	Texas Tech Student Union
Cedar Park	Canton	Dayton
Congress	Carthage	Galveston	Midland -
Lakeway	Corsicana	Groves	Wadley
Liberty Hill	Crockett	Hempstead	Wall Street
Northland	Eustace	Hitchcock
Oak Hill	Gilmer	Liberty	Odessa -
Research Blvd	Grapeland	Magnolia	Grandview
Westlake	Gun Barrel City	Magnolia Parkway	Grant
	Jacksonville	Mont Belvieu	Kermit Highway
Other Central Texas Area	Kerens	Nederland	Parkway
Locations -	Longview	Needville
Bastrop	Mount Vernon	Rosenberg	Other West Texas Area
Canyon Lake	Palestine	Shadow Creek	Locations -
Dime Box	Rusk	Spring	Big Spring
Dripping Springs	Seven Points	Tomball	Brownfield
Elgin	Teague	Waller	Brownwood
Flatonia	Tyler-Beckham	West Columbia	Cisco
Georgetown	Tyler-South Broadway	Wharton	Comanche
Gruene	Tyler-University	Winnie	Early
Kingsland	Winnsboro	Wirt	Floydada
La Grange			Gorman
Lexington	Houston Area -	South Texas Area -	Levelland
New Braunfels	Houston -	Corpus Christi -	Littlefield
Pleasanton	Aldine	Calallen	Merkel
Round Rock	Alief	Carmel	Plainview
San Antonio	Bellaire	Northwest	San Angelo
Schulenburg	Beltway	Saratoga	Slaton
Seguin	Clear Lake	Timbergate	Snyder
Smithville	Copperfield	Water Street
Thorndale	Cypress		Oklahoma
Weimar	Downtown	Victoria -	Central Oklahoma Area-
	Eastex	Victoria Main	Oklahoma City -
Dallas/Fort Worth Area -	Fairfield	Victoria-Navarro	23rd Street
Dallas -	First Colony	Victoria-North	Expressway
Abrams Centre	Fry Road		I-240
Balch Springs	Gessner	Other South Texas Area	Memorial
Camp Wisdom	Gladebrook	Locations -
Cedar Hill	Grand Parkway	Alice	Other Central Oklahoma Area
Frisco	Heights	Aransas Pass	Locations -
Frisco-West	Highway 6 West	Beeville	Edmond
Kiest	Little York	Colony Creek	Norman
McKinney	Medical Center	Cuero
McKinney-Stonebridge	Memorial Drive	Edna	Tulsa Area-
Midway	Northside	Goliad	Tulsa -
Plano	Pasadena	Gonzales	Garnett
Preston Forest	Pecan Grove	Hallettsville	Harvard
Preston Road	Pin Oak	Kingsville	Memorial
Red Oak	River Oaks	Mathis	Sheridan
Sachse	Sugar Land	Padre Island	S. Harvard
The Colony	SW Medical Center	Palacios	Utica Tower
Turtle Creek	Tanglewood	Port Lavaca	Yale
Westmoreland	The Plaza	Portland
	Uptown	Rockport	Other Tulsa Area Locations -
Fort Worth -	Waugh Drive	Sinton	Owasso
Haltom City

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Balance Sheet Data (at period end)
Loans	$10,011,416	$10,020,773	$9,911,202	$9,864,019	$9,739,253
Investment securities(A)	9,710,254	9,672,116	9,410,522	9,582,195	9,854,120
Federal funds sold	469	697	1,007	757	945
Allowance for credit losses	(83,600)	(84,041)	(86,812)	(83,783)	(84,095)
Cash and due from banks	243,514	391,616	302,469	321,958	324,797
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	37,274	38,842	40,464	42,150	43,869
Other real estate owned	10,538	11,152	14,512	15,472	15,698
Fixed assets, net	257,057	257,065	256,011	256,511	257,558
Other assets	384,547	378,227	393,043	396,419	424,429
Total assets	$22,472,314	$22,587,292	$22,143,263	$22,296,543	$22,477,419

Noninterest-bearing deposits	$5,707,994	$5,623,322	$5,465,474	$5,397,293	$5,299,264
Interest-bearing deposits	11,624,885	12,198,138	11,442,002	11,673,237	11,736,308
Total deposits	17,332,879	17,821,460	16,907,476	17,070,530	17,035,572
Other borrowings	820,079	505,223	960,365	1,035,506	1,270,644
Securities sold under repurchase agreements	339,576	324,154	334,621	346,324	335,875
Other liabilities	103,635	112,301	159,443	107,995	146,246
Total liabilities	18,596,169	18,763,138	18,361,905	18,560,355	18,788,337
Shareholders' equity(B)	3,876,145	3,824,154	3,781,358	3,736,188	3,689,082
Total liabilities and equity	$22,472,314	$22,587,292	$22,143,263	$22,296,543	$22,477,419

(A) Includes $57, ($143), $1,635, $2,871 and $2,200 in unrealized gains (losses) on available for sale securities for the quarterly periods ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(B) Includes $45, ($113), $1,063, $1,866 and $1,430 in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Income Statement Data
Interest income:
Loans	$116,246	$120,086	$121,567	$114,975	$111,710
Securities(C)	54,457	51,510	50,610	52,912	53,157
Federal funds sold and other earning assets	315	243	242	160	183
Total interest income	171,018	171,839	172,419	168,047	165,050

Interest expense:
Deposits	14,472	12,587	12,376	11,441	9,908
Other borrowings	2,973	2,852	3,540	4,040	2,476
Securities sold under repurchase agreements	350	350	356	335	231
Total interest expense	17,795	15,789	16,272	15,816	12,615
Net interest income	153,223	156,050	156,147	152,231	152,435
Provision for credit losses	9,000	2,000	6,900	2,750	2,675
Net interest income after provision for credit losses	144,223	154,050	149,247	149,481	149,760

Noninterest income:
Nonsufficient funds (NSF) fees	7,827	8,110	8,350	7,805	8,089
Credit card, debit card and ATM card income	5,961	6,211	6,075	6,186	5,953
Service charges on deposit accounts	5,275	5,250	5,251	5,405	5,421
Trust income	2,728	2,734	2,040	2,271	2,155
Mortgage income	763	826	854	1,107	1,266
Brokerage income	625	574	461	427	488
Bank owned life insurance income	1,311	1,347	1,366	1,364	1,353
Net gain (loss) on sale of assets	—	41	62	(3,783)	1,759
Gain on sale of securities	—	—	—	3,270	—
Other noninterest income	3,448	4,127	4,350	3,728	4,340
Total noninterest income	27,938	29,220	28,809	27,780	30,824

Noninterest expense:
Salaries and benefits	50,399	48,756	47,866	47,343	48,444
Net occupancy and equipment	5,609	5,748	5,691	5,460	5,503
Credit and debit card, data processing and software amortization	4,448	4,423	4,506	4,216	4,085
Regulatory assessments and FDIC insurance	3,575	3,759	3,455	3,548	3,549
Core deposit intangibles amortization	1,568	1,622	1,686	1,719	1,915
Depreciation	3,033	3,011	3,050	3,051	3,103
Communications	2,580	2,608	2,618	2,664	2,702
Other real estate expense	89	181	110	128	95
Net loss (gain) on sale or write-down of other real estate	122	2,978	(140)	(71)	(10)
Other noninterest expense	8,631	8,002	8,667	8,384	8,676
Total noninterest expense	80,054	81,088	77,509	76,442	78,062
Income before income taxes	92,107	102,182	100,547	100,819	102,522
Provision for income taxes	17,746	35,044	32,639	32,265	33,957
Net income available to common shareholders	$74,361	$67,138	$67,908	$68,554	$68,565

(C) Interest income on securities was reduced by net premium amortization of $8,450, $9,521, $10,115, $9,403 and $9,883 for the three-month periods ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Profitability
Net income (D) (E)	$74,361	$67,138	$67,908	$68,554	$68,565

Basic earnings per share	$1.07	$0.97	$0.98	$0.99	$0.99
Diluted earnings per share	$1.07	$0.97	$0.98	$0.99	$0.99

Return on average assets (F)	1.32%	1.20%	1.22%	1.22%	1.23%
Return on average common equity (F)	7.69%	7.04%	7.20%	7.36%	7.45%
Return on average tangible common equity (F) (G)	15.43%	14.31%	14.83%	15.39%	15.82%
Tax equivalent net interest margin (D) (E) (H)	3.16%	3.20%	3.22%	3.14%	3.20%
Efficiency ratio (G) (I)	44.19%	43.78%	41.92%	42.34%	43.01%

Liquidity and Capital Ratios
Equity to assets	17.25%	16.93%	17.08%	16.76%	16.41%
Common equity tier 1 capital	15.31%	15.08%	15.10%	14.80%	14.45%
Tier 1 risk-based capital	15.31%	15.08%	15.10%	14.80%	14.45%
Total risk-based capital	15.97%	15.74%	15.81%	15.49%	15.14%
Tier 1 leverage capital	9.40%	9.31%	9.15%	8.82%	8.62%
Period end tangible equity to period end tangible assets (G)	9.44%	9.13%	9.11%	8.81%	8.50%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,768	69,484	69,485	69,487	69,480
Diluted	69,768	69,484	69,485	69,487	69,482
Period end shares outstanding	69,819	69,491	69,484	69,488	69,480
Cash dividends paid per common share	$0.3600	$0.3600	$0.3400	$0.3400	$0.3400
Book value per common share	$55.52	$55.03	$54.42	$53.77	$53.10
Tangible book value per common share (G)	$27.76	$27.12	$26.48	$25.81	$25.11

Common Stock Market Price
High	$79.20	$73.00	$66.75	$71.97	$77.87
Low	$68.95	$61.95	$55.84	$61.29	$65.34
Period end closing price	$72.63	$70.07	$65.73	$64.24	$69.71
Employees – FTE	3,027	3,017	2,993	3,037	3,033
Number of banking centers	242	242	243	243	244

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Loan discount accretion
ASC 310-20	$1,640	$2,462	$6,361	$2,755	$3,270
ASC 310-30	$686	$2,334	$1,525	$1,716	$1,483
Securities net amortization	$477	$598	$667	$745	$852
Time deposits amortization	$53	$39	$40	$39	$99

(E) Using effective tax rate of 19.3%, 34.3%, 32.5%, 32.0% and 33.1% for the three-month periods ended March 31, 2018, December 31, 2017, September 30, 2017,  June 30, 2017 and March 31, 2017, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2018				Dec 31, 2017				Mar 31, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$9,990,319	$116,246	4.72%		$9,955,145	$120,086	4.79%		$9,642,877	$111,710	4.70%
Investment securities	9,742,601	54,457	2.27%	(K)	9,521,081	51,510	2.15%	(K)	9,867,491	53,157	2.18%	(K)
Federal funds sold and other earning assets	81,779	315	1.56%		91,257	243	1.06%		80,150	183	0.92%
Total interest-earning assets	19,814,699	171,018	3.50%		19,567,483	171,839	3.48%		19,590,518	165,050	3.42%
Allowance for credit losses	(81,983)				(84,465)				(85,037)
Noninterest-earning assets	2,823,785				2,833,964				2,875,986
Total assets	$22,556,501				$22,316,982				$22,381,467

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,392,230	$5,063	0.47%		$3,787,421	$3,365	0.35%		$4,136,260	$2,587	0.25%
Savings and money market deposits	5,478,411	5,242	0.39%		5,530,158	5,032	0.36%		5,537,355	3,587	0.26%
Certificates and other time deposits	2,168,951	4,167	0.78%		2,225,555	4,190	0.75%		2,366,857	3,734	0.64%
Other borrowings	731,500	2,973	1.65%		891,396	2,852	1.27%		1,123,396	2,476	0.89%
Securities sold under repurchase agreements	327,136	350	0.43%		337,690	350	0.41%		307,433	231	0.31%
Total interest-bearing liabilities	13,098,228	17,795	0.55%	(L)	12,772,220	15,789	0.49%	(L)	13,471,301	12,615	0.38%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,510,320				5,598,345				5,140,010
Other liabilities	81,414				129,533				91,157
Total liabilities	18,689,962				18,500,098				18,702,468
Shareholders' equity	3,866,539				3,816,884				3,678,999
Total liabilities and shareholders' equity	$22,556,501				$22,316,982				$22,381,467

Net interest income and margin		$153,223	3.14%			$156,050	3.16%			$152,435	3.16%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		941				1,921				1,995
Net interest income and margin (tax equivalent basis)		$154,164	3.16%			$157,971	3.20%			$154,430	3.20%

(J) Annualized and based on an actual 365 day basis.

(K) Yield on securities was impacted by net premium amortization of $8,450, $9,521 and $9,883 for the three-month periods ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.39%, 0.34% and 0.27% for the three months ended March 31, 2018, December 31, 2017 and March 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
YIELD TREND (M)

Interest-Earning Assets:
Loans	4.72%	4.79%	4.88%	4.71%	4.70%
Investment securities (N)	2.27%	2.15%	2.11%	2.16%	2.18%
Federal funds sold and other earning assets	1.56%	1.06%	1.24%	0.76%	0.92%
Total interest-earning assets	3.50%	3.48%	3.51%	3.42%	3.42%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.47%	0.35%	0.33%	0.29%	0.25%
Savings and money market deposits	0.39%	0.36%	0.37%	0.35%	0.26%
Certificates and other time deposits	0.78%	0.75%	0.72%	0.68%	0.64%
Other borrowings	1.65%	1.27%	1.28%	1.11%	0.89%
Securities sold under repurchase agreements	0.43%	0.41%	0.41%	0.41%	0.31%
Total interest-bearing liabilities	0.55%	0.49%	0.50%	0.48%	0.38%

Net Interest Margin	3.14%	3.16%	3.18%	3.10%	3.16%
Net Interest Margin (tax equivalent)	3.16%	3.20%	3.22%	3.14%	3.20%

(M)  Annualized and based on average balances on an actual 365 day basis.

(N) Yield on securities was impacted by net premium amortization of $8,450, $9,521, $10,115, $9,403 and $9,883 for the three-month periods ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Balance Sheet Averages
Loans	$9,990,319	$9,955,145	$9,888,922	$9,797,793	$9,642,877
Investment securities	9,742,601	9,521,081	9,526,215	9,817,781	9,867,491
Federal funds sold and other earning assets	81,779	91,257	77,337	84,497	80,150
Total interest-earning assets	19,814,699	19,567,483	19,492,474	19,700,071	19,590,518
Allowance for credit losses	(81,983)	(84,465)	(84,047)	(84,100)	(85,037)
Cash and due from banks	269,917	257,462	225,574	228,518	262,794
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	38,064	39,650	41,314	42,957	44,762
Other real estate	10,758	14,177	15,262	15,871	15,669
Fixed assets, net	257,465	256,657	256,809	257,229	260,716
Other assets	346,736	365,173	362,048	392,822	391,200
Total assets	$22,556,501	$22,316,982	$22,210,279	$22,454,213	$22,381,467

Noninterest-bearing deposits	$5,510,320	$5,598,345	$5,361,362	$5,290,142	$5,140,010
Interest-bearing demand deposits	4,392,230	3,787,421	3,601,116	3,749,395	4,136,260
Savings and money market deposits	5,478,411	5,530,158	5,658,569	5,520,346	5,537,355
Certificates and other time deposits	2,168,951	2,225,555	2,270,114	2,296,425	2,366,857
Total deposits	17,549,912	17,141,479	16,891,161	16,856,308	17,180,482
Other borrowings	731,500	891,396	1,099,583	1,460,238	1,123,396
Securities sold under repurchase agreements	327,136	337,690	344,177	324,804	307,433
Other liabilities	81,414	129,533	102,046	87,074	91,157
Shareholders' equity	3,866,539	3,816,884	3,773,312	3,725,789	3,678,999
Total liabilities and equity	$22,556,501	$22,316,982	$22,210,279	$22,454,213	$22,381,467

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017
Period End Balances

Loan Portfolio
Commercial and industrial	$1,148,980	11.5%	$1,179,364	11.8%	$1,180,570	11.9%	$1,201,748	12.2%	$1,287,216	13.2%
Construction, land development and other land loans	1,502,393	15.0%	1,509,137	15.1%	1,453,535	14.7%	1,383,539	14.0%	1,326,685	13.6%
1-4 family residential	2,438,224	24.4%	2,454,548	24.5%	2,449,051	24.7%	2,432,348	24.7%	2,424,533	24.9%
Home equity	284,339	2.8%	285,312	2.8%	284,076	2.9%	283,729	2.9%	281,298	2.9%
Commercial real estate (includes multi-family residential)	3,330,860	33.3%	3,315,627	33.1%	3,295,001	33.2%	3,309,227	33.5%	3,226,978	33.1%
Agriculture (includes farmland)	671,319	6.7%	690,118	6.9%	692,516	7.0%	699,228	7.1%	662,797	6.8%
Consumer and other	259,896	2.6%	286,121	2.8%	264,626	2.7%	266,385	2.7%	262,301	2.7%
Energy	375,405	3.7%	300,546	3.0%	291,827	2.9%	287,815	2.9%	267,445	2.8%
Total loans	$10,011,416		$10,020,773		$9,911,202		$9,864,019		$9,739,253

Deposit Types
Noninterest-bearing DDA	$5,707,994	32.9%	$5,623,322	31.5%	$5,465,474	32.3%	$5,397,293	31.6%	$5,299,264	31.1%
Interest-bearing DDA	4,106,255	23.7%	4,501,394	25.3%	3,645,754	21.6%	3,702,910	21.7%	3,845,061	22.6%
Money market	3,062,999	17.7%	3,200,763	18.0%	3,273,110	19.4%	3,451,803	20.2%	3,370,055	19.8%
Savings	2,314,112	13.3%	2,300,450	12.9%	2,264,959	13.4%	2,240,126	13.1%	2,189,822	12.8%
Certificates and other time deposits	2,141,519	12.4%	2,195,531	12.3%	2,258,179	13.3%	2,278,398	13.4%	2,331,370	13.7%
Total deposits	$17,332,879		$17,821,460		$16,907,476		$17,070,530		$17,035,572

Loan to Deposit Ratio	57.8%		56.2%		58.6%		57.8%		57.2%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017

Single family residential construction	$417,302	27.7%	$388,966	25.7%	$386,891	26.6%	$410,164	29.6%	$411,553	30.9%
Land development	88,609	5.9%	86,122	5.7%	77,202	5.3%	79,641	5.8%	83,475	6.3%
Raw land	128,771	8.5%	131,022	8.7%	191,563	13.1%	200,122	14.4%	183,453	13.8%
Residential lots	113,813	7.6%	117,080	7.7%	128,109	8.8%	130,919	9.4%	129,389	9.7%
Commercial lots	91,653	6.1%	91,624	6.1%	113,692	7.8%	83,104	6.0%	84,705	6.4%
Commercial construction and other	664,437	44.2%	696,763	46.1%	558,649	38.4%	482,347	34.8%	437,083	32.9%
Net unaccreted discount	(2,192)		(2,440)		(2,571)		(2,758)		(2,973)
Total construction loans	$1,502,393		$1,509,137		$1,453,535		$1,383,539		$1,326,685

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2018

	Houston	Dallas	Austin	OK City	Tulsa	Other (O)	Total
Collateral Type
Shopping center/retail	$230,112	$56,103	$29,949	$15,479	$24,511	$142,289	$498,443
Commercial and industrial buildings	123,256	29,216	12,192	20,390	22,079	73,320	280,453
Office buildings	72,664	118,160	23,701	43,027	10,920	68,977	337,449
Medical buildings	53,311	8,486	41	5,589	10,942	65,659	144,028
Apartment buildings	38,405	12,297	43,854	11,090	6,079	55,978	167,703
Hotel	42,548	54,658	13,117	29,904	—	113,461	253,688
Other	46,884	8,052	16,027	11,571	5,548	57,488	145,570
Total	$607,180	$286,972	$138,881	$137,050	$80,079	$577,172	$1,827,334	(P)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2017	Balance at Mar 31, 2018	Balance at Acquisition Date	Balance at Dec 31, 2017	Balance at Mar 31, 2018	Balance at Acquisition Date		Balance at Dec 31, 2017	Balance at Mar 31, 2018
Loan marks:
Acquired banks (Q)	$229,080	$20,533	$18,885	$142,128	$14,215	$10,386	$371,208		$34,748	$29,271
Acquired portfolio loan balances:
Acquired banks (Q)	5,690,998	738,706	680,656	275,221	36,199	30,503	5,966,219	(R)	774,905	711,159
Acquired portfolio loan balances less loan marks	$5,461,918	$718,173	$661,771	$133,093	$21,984	$20,117	$5,595,011		$740,157	$681,888

(O) Includes other MSA and non-MSA regions.

(P) Represents a portion of total commercial real estate loans of $3.331 billion as of March 31, 2018.

(Q) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(R) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Asset Quality
Nonaccrual loans	$22,572	$25,264	$26,267	$30,517	$24,360
Accruing loans 90 or more days past due	107	1,004	4,934	1,613	880
Total nonperforming loans	22,679	26,268	31,201	32,130	25,240
Repossessed assets	—	35	110	16	261
Other real estate	10,538	11,152	14,512	15,472	15,698
Total nonperforming assets	$33,217	$37,455	$45,823	$47,618	$41,199

Nonperforming assets:
Commercial and industrial (includes energy)	$13,558	$15,533	$22,241	$25,628	$18,743
Construction, land development and other land loans	1,019	1,888	847	1,572	1,461
1-4 family residential (includes home equity)	5,440	5,845	3,781	4,156	4,070
Commercial real estate (includes multi-family residential)	12,992	13,533	18,208	15,454	16,235
Agriculture (includes farmland)	128	550	635	676	534
Consumer and other	80	106	111	132	156
Total	$33,217	$37,455	$45,823	$47,618	$41,199
Number of loans/properties	95	99	113	121	139
Allowance for credit losses at end of period	$83,600	$84,041	$86,812	$83,783	$84,095

Net charge-offs:
Commercial and industrial (includes energy)	$8,016	$3,822	$3,225	$2,531	$3,495
Construction, land development and other land loans	123	(1)	(2)	(60)	(65)
1-4 family residential (includes home equity)	257	61	12	95	(95)
Commercial real estate (includes multi-family residential)	502	22	(3)	—	133
Agriculture (includes farmland)	(61)	(63)	—	(29)	(65)
Consumer and other	604	930	639	525	503
Total	$9,441	$4,771	$3,871	$3,062	$3,906

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.17%	0.19%	0.24%	0.24%	0.21%
Nonperforming assets to loans and other real estate	0.33%	0.37%	0.46%	0.48%	0.42%
Net charge-offs to average loans (annualized)	0.38%	0.19%	0.16%	0.13%	0.16%
Allowance for credit losses to total loans	0.84%	0.84%	0.88%	0.85%	0.86%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310‑20 and 310‑30) (G)	0.90%	0.91%	0.95%	0.93%	0.96%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$74,361	$67,138	$67,908	$68,554	$68,565
Average shareholders' equity	$3,866,539	$3,816,884	$3,773,312	$3,725,789	$3,678,999
Less: Average goodwill and other intangible assets	(1,938,909)	(1,940,495)	(1,942,159)	(1,943,802)	(1,945,607)
Average tangible shareholders’ equity	$1,927,630	$1,876,389	$1,831,153	$1,781,987	$1,733,392
Return on average tangible common equity (F)	15.43%	14.31%	14.83%	15.39%	15.82%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,876,145	$3,824,154	$3,781,358	$3,736,188	$3,689,082
Less: Goodwill and other intangible assets	(1,938,119)	(1,939,687)	(1,941,309)	(1,942,995)	(1,944,714)
Tangible shareholders’ equity	$1,938,026	$1,884,467	$1,840,049	$1,793,193	$1,744,368

Period end shares outstanding	69,819	69,491	69,484	69,488	69,480
Tangible book value per share:	$27.76	$27.12	$26.48	$25.81	$25.11

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,938,026	$1,884,467	$1,840,049	$1,793,193	$1,744,368
Total assets	$22,472,314	$22,587,292	$22,143,263	$22,296,543	$22,477,419
Less: Goodwill and other intangible assets	(1,938,119)	(1,939,687)	(1,941,309)	(1,942,995)	(1,944,714)
Tangible assets	$20,534,195	$20,647,605	$20,201,954	$20,353,548	$20,532,705
Period end tangible equity to period end tangible assets ratio:	9.44%	9.13%	9.11%	8.81%	8.50%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$83,600	$84,041	$86,812	$83,783	$84,095
Total loans	$10,011,416	$10,020,773	$9,911,202	$9,864,019	$9,739,253
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$681,888	$740,157	$796,807	$888,172	$991,894
Total loans less acquired loans	$9,329,528	$9,280,616	$9,114,395	$8,975,847	$8,747,359
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.90%	0.91%	0.95%	0.93%	0.96%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$80,054	$81,088	$77,509	$76,442	$78,062

Net interest income	$153,223	$156,050	$156,147	$152,231	$152,435
Noninterest income	27,938	29,220	28,809	27,780	30,824
Less: net gain (loss) on sale of assets	—	41	62	(3,783)	1,759
Less: gain on sale of securities	—	—	—	3,270	—
Noninterest income excluding net gains and losses on the sale of assets and securities	27,938	29,179	28,747	28,293	29,065
Total income excluding net gains and losses on the sale of assets and securities	$181,161	$185,229	$184,894	$180,524	$181,500
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	44.19%	43.78%	41.92%	42.34%	43.01%